Exhibit 10.7
RECORDING REQUESTED BY:
AND WHEN RECORDED MAIL TO:
La Jolla Bank, FSB
390 W. Valley Parkway
Escondido, CA 92025
Loan No. 1013023934
[Space above this line for Recorder’s use.]

LOAN ASSUMPTION AND SECURITY AGREEMENT,
AND NOTE MODIFICATION AGREEMENT
THIS AGREEMENT is entered into and dated for reference purposes as of, AUGUST 1, 2009, by and among LA JOLLA BANK, FSB, (“Lender”), and NETREIT, A CALIFORNIA CORPORATION (“Purchaser”), with reference to the following facts:
A.
Lender holds a loan (the “Loan”) evidenced by an Adjustable Rate Note dated MARCH 16, 2004, payable by MONTEREY PALMS SELF STORAGE, LLC.(the “Original Borrower”), to the order of Lender in the original principal amount of $5,200,000.00 (the “Note”) and a Change in Terms Agreement dated December 1, 2005. The Note is secured by, among other things, a Deed of Trust, dated MARCH 16, 2004, executed by the Original Borrower, as trustor, in favor of OLD REPUBLIC TITLE COMPANY, as trustee, for the benefit of Lender, as beneficiary, recorded in the Official Records of RIVERSIDE COUNTY, State Of CALIFORNIA, (the “Official Records”) on MARCH 25, 2004, as Document No. 2004-0208211 (the “Deed of Trust”) and a Modification of Deed of Trust dated December 1, 2005 and recorded on December 22, 2005 as Document No. 2005-1057223 in the official records of Riverside county, state of California.

B.
The Deed of Trust constitutes a first lien on the Original Borrower’s fee simple estate as more particularly described in Exhibit “A”. The Original Borrower’s right, title and interest in and to the land and the improvements located on the land, are collectively referred to in this Agreement as the “Property”.

C.
Concurrently with the recordation of this Agreement in the Official Records, Purchaser has acquired title to the Property from the Original Borrower. In connection therewith, Purchaser has requested that Lender consent to Purchaser’s assumption of the Loan. Lender is willing to permit Purchaser to assume the Loan on the terms and subject to the conditions contained in this Agreement.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Purchaser agree as follows:
1.
Assumption of Loan. Effective as of the date on which Purchaser acquires title to the Properly, which shall conclusively be deemed to have occurred no later than the date on which this Agreement is recorded in the Official Records, Purchaser hereby assumes and agrees to perform fully and when due each and every monetary and non-monetary obligation of the Original Borrower under the Note, the Deed of Trust and every other instrument, certificate, agreement and document that sets forth or secures any obligations of the Original Borrower relating to the Loan (collectively, the “Loan Documents”). Lender hereby consents to Purchaser’s assumption of the Loan.

2.
Assumption Fee. Concurrently with the recordation of this Agreement, Purchaser shall pay to Lender an assumption fee in the amount of $0.00. If Purchaser is acquiring the Real Property through an escrow (the “Escrow”), this paragraph constitutes Purchaser’s irrevocable instructions to the holder of the Escrow to remit such assumption fee to Lender upon the closing of the Escrow from the funds then held in the Escrow for Purchaser’s account.

3.
Purchaser’s Receipt of Loan Documents. Purchaser acknowledges having received a complete copy of each Loan Document, including all riders and exhibits thereto, each in the form executed and delivered by the Original Borrower.

4.
Lender’s Costs; Title Endorsement. Purchaser shall pay, immediately upon Lender’s written request, all out-of-pocket expenses incurred by Lender in connection with Purchaser’s assumption of the Loan, including the fees for recording this Agreement in the Official Records, the cost of obtaining a new Loan Policy of Title Insurance, or an ALTA No. 10, Policy Bring Down endorsement to Lender’s policy of title insurance insuring the continued validity and first lien priority of the Deed of Trust. If for any reason Lender’s title insurer is unwilling or unable to issue such ALTA No. 10, Policy Bring Down endorsement, then Lender, at its election, shall have the right, but not the obligation, to revoke Lender’s consent to Purchaser’s assumption of the Loan and to declare the Loan due and payable in full. Purchaser acknowledges that as a condition of issuing the ALTA No. 10 Policy Bring Down Form endorsement. Lender’s title insurer may require that the Original Borrower or Purchaser obtain and deliver to the title insurer for recordation a subordination agreement in form and content satisfactory to the title insurer, executed and acknowledged by each person or entity that holds or proposes to acquire any lien or security interest on or in the Property or any part thereof. Purchaser hereby agrees to obtain any and all such subordination agreements at no expense whatsoever to Lender, and to deliver a complete and correct copy of each subordination agreement to Lender concurrently with the Purchaser’s receipt thereof.

5.
Non-Recourse. Notwithstanding anything contained herein to the contrary, Lender by its acceptance hereof, hereby agrees that none of the partners of Borrower, individually, shall ever have any personal liability for the payment of the indebtedness evidenced hereby or for the performance of any covenant, condition or term of this Note or the Deed of Trust or any other instrument or other agreement existing as security for the payment of this Note. Such non-personal liability shall in no way affect or impair the rights of the holder hereof to realize upon the security thereof in the default, or levy execution of any money, judgement, deficiency, or otherwise against Borrower or any property of Borrower. Lender hereby agrees that at such time as a default shall occur, the sole remedies of the legal holder hereof, or the Lender, or the Trustee, or the Beneficiary under the Deed of Trust, shall be the foreclosure of the properly covered by the Deed of Trust or an action against Borrower or the assets of Borrower and Lender shall not be entitled to a personal or deficiency judgement against any partner.

6.
Original Borrower and Guarantor Released. Upon Purchaser’s satisfaction of all conditions and requirements of Lender to the this assumption, including, without limitation, the payment of all principal reductions, fees and expenses, the closing of this assumption, and the recordation of all agreements required to be recorded, this Agreement shall release the Original Borrower(s) and Guarantors from any of their respective liabilities under the Loan Documents and/or Guaranties.

7.
Costs of Suit. If any legal action, suit, or other proceeding is brought by either party to enforce any provision of this Agreement, to rescind or otherwise set aside or vacate this Agreement, or to remedy any breach or alleged breach of this Agreement, the party who obtains substantially the relief sought by it in such action, suit or proceeding shall be entitled to recover from the other party all costs and expenses of suit, including actual attorneys’ fees.

8.
No Novation. This Agreement shall not be construed as a novation, it being the intent of the parties that the Loan Documents shall remain in full force and effect and that the lien priority of the Deed of Trust relative to any other lien or encumbrance on the Property shall not in any way be affected by this Agreement.

9.
Notices. All notices and other communications required or permitted under this Agreement shall be in writing and shall be personally delivered or sent by first class United States mail, and if mailed, shall be deemed received on the third business day after deposit in the mail in the State of California, postage prepaid, addressed to Lender at 390 W. Valley Parkway, Escondido, California 92025, or to Purchaser at 1282 PACIFIC OAKS PLACE, ESCONDIDO, CA 92029. Notice of any change of either party’s address shall be given by written notice in the manner set forth in this paragraph.

10.	Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

11.	Further Actions. The parties shall execute such further documents and take such further actions as may be necessary to carry the provisions of this Agreement into effect.

12.
Construction of Agreement. Paragraph headings in this Agreement are included solely for ease of reference and shall not affect the construction of this Agreement. This Agreement shall be construed as if it had been prepared jointly by Lender and Purchaser. Unless otherwise indicated, all references to paragraphs are to paragraphs in this Agreement. Unless otherwise indicated, each exhibit referred to in this Agreement is an exhibit attached to this Agreement and is incorporated herein by reference. When used in this Agreement, the words “include”, “includes”, and “including” shall be construed as if immediately followed by the words “without limitation”. If any portion of this Agreement shall be declared to be invalid, illegal or unenforceable by any court of competent jurisdiction, such portion shall be deemed severed from this Agreement and the remaining portions shall continue in full force and effect. CALIFORNIA law shall govern the construction and enforcement of this Agreement.

13.
Entire Agreement. This Agreement is intended by the parties to be a final expression of their agreement with respect to the subject matter hereof and a complete and exclusive statement of the terms of such agreement between the parties. This Agreement supersedes any and all prior understandings, written or oral, between the parties.

14.
No Relationship. Purchaser, Original Borrower(s) and each Guarantor represent and warrant to Lender, that neither Original Borrower(s) nor any Guarantor have any interest in or is anyway related to or affiliated with Purchaser or any party holding and interest in Purchaser or the Property.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

LENDER LA JOLLA BANK, FSB

BY: R.W. LOVELESS, AVP

PURCHASER NETREIT

BY: JACK K. HEILBRON, PRESIDENT

CONSENT OF ORIGINAL BORROWER AND GUARANTORS
The undersigned Original Borrower and Guarantors consent to the execution and delivery of this Agreement.
ORIGINAL BORROWER
MONTEREY PALMS SELF STORAGE, LLC
BY: SOVREN VENTURES II, LLC, MANAGING MEMBER OF
MONTEREY PALMS SELF STORAGE, LLC
BY: GRANITE SOVREN PARTNERS, LLC, MANAGING MEMBER OF
SOVREN VENTURES II, LLC
BY: GRANITE INVESTMENT GROUP, MANAGING MEMBER OF
GRANITE SOVREN PARTNERS. LLC

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